Exhibit 3.2 Amendment to Articles of Incorporation

                                   Exhibit 3.2

Bi-Tank
1718 Floradale Ave. South El Monte, CA 917333
Tel: (626) 350-4039 Fax: (626) 442-8706


CERTIFICATE OF ADMENDMENT OF ARTICLES OF INCORPORATION


The undersigned certify that:

1. They are the president and the secretary, respectively, of Bi-Tank Inc, a California corporation.

2. Article ONE of the articles of Incorporation of this corporation is amended to read as follows:

The name of the corporation is Tank Sports, Inc.

3. The foregoing amendment of articles of Incorporation has been duly approved by the board of directions.

4.   The corporation has issued no shares.

We further declare under penalty of perjury under the laws of the Slate of California that the matters set forth in this certificate are me and correct of our own knowledge.


Date: 06/16/04                           /s/ Jing Jing Long
                                         ------------------
                                                  President


                                         /s/ Jing Jing Long
                                         ------------------
                                                  Secretary